UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2025
GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

000-12627	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

6451 Rosedale Hwy, Bakersfield, California	93308
(Address of Principal Executive Offices)	(Zip Code)

(661) 742-4600
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12).

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 21, 2025, certain subsidiaries of Global Clean Energy Holdings, Inc. (“we,” “us,” “our” and the “Company”) entered into Amendment No. 20 to the Company’s senior secured term loan credit agreement (the “Senior Credit Agreement”), by and among BKRF OCB, LLC (the “Borrower”), BKRF OCP, LLC, Bakersfield Renewable Fuels, LLC, Orion Energy Partners TP Agent, LLC, in its capacity as the administrative agent (the “Administrative Agent”), and the lenders party thereto (“Amendment No. 20”). Amendment No. 20 provides for, among other things, an upsizing of the Tranche D commitments under the Senior Credit Agreement of up to $338,550,000 (the “Upsize”), of which any unfunded portion will automatically terminate on March 7, 2025 (or such later date as the Administrative Agent may consent to). In consideration for the Upsize, Amendment No. 20 provides that an aggregate of $8,000,000 of Tranche A, Tranche B, or Tranche C loans, as applicable, outstanding under the Senior Credit Agreement will be recharacterized as Tranche C+ loans, which provide for a minimum return of 1.35x.

The foregoing description of Amendment No. 20 is qualified in its entirety by reference to such agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit
10.1
Amendment No. 20 to Credit Agreement, dated as of February 21, 2025 by and among BKRF OCB, LLC, BKRF OCP, LLC, Bakersfield Renewable Fuels, LLC, Orion Energy Partners TP Agent, LLC, in its capacity as the administrative agent, and the lenders referred to therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 30, 2025	By:	/s/ Wade Adkins
Wade Adkins
Chief Financial Officer